UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

Horizon Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

1800 2nd Street East

Suite 735

Sarasota, Florida 34326

(941) 256-0436

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant hereby files this Current Report on Form 8-K/A for the purpose of amending and restating in its entirety the Registrant’s Current Report on Form 8-K filed on February 2, 2006. This Report adds to the filing of February 2, 2006, applicable references to Items 1.01, 3.02 and 5.06 and adds additional disclosure to Item 2.01 so that the disclosure complies with the requirements of all sections. Reference is also added in Item 5.02 regarding Mr. York’s appointment to the board of directors of the Registrant.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See discussion in the first paragraph under Item 2.01 herein.

ITEM 2.01 – ACQISITION OR DISPOSITION OF ASSETS

On January 31, 2006, the Registrant entered into a Software Purchase and Development Agreement (the “Agreement”) with Delta Insights, LLC, a Florida limited liability company (“Delta Insights”), to purchase Delta Insights’ Silent Sword software and all trademarks, service marks, and logos (“Acquired Items”). In exchange for the Acquired Items, the Registrant will issue up to 20,000,000 restricted common shares (the “Consideration Shares”) subject to certain restrictions. The Consideration Shares will be paid as set out in Section 1.05 of the Agreement. The Consideration Shares will be issued pursuant the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 since the issuance of the Shares will not involve any public offering. The Registrant intends to comply with the safe harbor provisions of Regulation D and Rules 504 and/or 506 thereunder. It is possible the issuance of the Consideration Shares will be limited to one entity in which case the issuance will be considered an isolated transaction in compliance with Section 4(2) without the necessity of invoking the safe harbor provisions of Regulation D.

RISK FACTORS RELATING TO OUR COMPANY

Revenues from One Product

We will derive all of our net revenues from sales of software. As such, any factor adversely affecting sales of the product, including the product release cycle, market acceptance, product performance and reliability, reputation, price competition, economic and market conditions and the availability of third-party applications, would likely harm our operating results.

Lack of Financial Resources

We will require additional financing in order to carry out our business plan. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that we will obtain such additional capital on a timely basis, on favorable terms, or at all. If we are unable to generate the required amount of additional capital, our ability to meet our financial obligations and to implement our business plan may be adversely effected.

Potential of Substantial Dilution

It is likely that in order to obtain additional funds as needed, we will have to sell additional securities including, but not limited to, its common stock, the effect of which may result in a substantial dilution of the present equity interests of our shareholders.

Protect our Proprietary Rights

We rely on a combination of pending patents, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. Despite such efforts to protect our proprietary rights, unauthorized parties from time to time have copied aspects of our software products or have obtained and used information that we regard as proprietary. Policing unauthorized use of our software products could be time-consuming and costly. Furthermore, our means of protecting our proprietary rights may not be adequate, and our competitors may independently develop similar technology.

Intellectual Property Infringement Claims

As more and more software patents are granted worldwide, as the number of products and competitors in our industry segments grows and as the functionality of products in different industry segments overlap, we expect that software product developers will be increasingly subject to infringement claims. Infringement or misappropriation claims may be asserted against us, and any such assertions could harm our business. Additionally, certain patent holders have become more aggressive in threatening litigation in attempts to obtain fees for licensing the right to use patents. Any such claims or threats, whether with or without merit, could be time-consuming to defend, result in costly litigation and diversion of resources, or could cause product shipment delays or require us to enter into royalty or licensing agreements. In addition, such royalty or license agreements, if required, may not be available on acceptable terms, if at all, which would likely harm our business.

Need to Manage Growth

In the event our software is successful, we could experience rapid growth in revenues, personnel, complexity of administration and in other areas. There can be no assurance that we will be able to manage the significant strains that future growth may place on our administrative infrastructure, systems, and controls. If we are unable to manage future growth effectively, our business, operating results and financial condition may be materially adversely affected.

Dependence on Key Personnel/Employees

We are dependent on our ability to hire and retain highly skilled and qualified personnel. We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. We do not have key man insurance on any of our employees. The loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition.

Development of New Versions and Updates

Any change to our customers’ operating systems could require us to modify our products and could cause us to delay product releases. In addition, any decline in the market acceptance of these operating systems we support may require us to ensure that all of our products and services are compatible with other operating systems to meet the demands of our customers. If potential customers do not want to use the Microsoft operating systems we support, we will need to develop more products that run on other operating systems adopted by our customers. If we cannot successfully develop these products in response to customer demands, our business could be adversely impacted. The development of new products in response to these risks would require us to commit a substantial investment of resources, and we might not be able to develop or introduce new products on a timely or cost-effective basis, or at all, which could lead potential customers to choose alternative products.

RISKS RELATING TO THE INDUSTRY

Competitiveness of Software Industry

The software industry has limited barriers to entry, and the availability of desktop computers with continually expanding performance at progressively lower prices contributes to the ease of market entry. The markets in which we compete are characterized by vigorous competition, both by entry of competitors with innovative technologies and by consolidation of companies with complementary products and technologies.

In addition, some of our competitors have greater financial, technical, sales and marketing and other resources. Furthermore, a reduction in the number and availability of compatible third-party applications may adversely affect the sale of our products. Because of these and other factors, competitive conditions in the industry are likely to intensify in the future. Increased competition could result in continued price reductions, reduced net revenues and profit margins and loss of market share, any of which would likely harm our business.

General Economic Conditions

We will become increasingly subject to the risks arising from adverse changes in domestic and global economic and political conditions. If economic growth in the United States and other countries’ economies is slowed, many customers may delay or reduce technology purchases. This could result in reductions in sales of our products, longer sales cycles, slower adoption of new technologies and increased price competition.

Government Regulations and Legal Uncertainties Could Burden Our Business

The adoption or modification of laws or regulations applicable to software and the Internet could harm our business. New laws may be imposed relating to intellectual property, privacy, libel and taxation apply to the software industry. New laws and regulations and interpretations of existing laws and regulations could subject us and/or our customers to potential liability, which could have an adverse effect on our business, operating results and financial condition. The adoption of any future laws or regulations might decrease the growth of the Internet, decrease demand for our products and services, impose taxes or other costly technical requirements or otherwise increase the cost of doing business or in some other manner have a significant adverse effect on us or our customers, which, in turn, could have a significant adverse effect on our business and operating results. In addition, applying existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy to the Internet is uncertain. The vast majorities of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for our services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a significant adverse effect on our business and operating results.

As our services are available over the Internet in multiple states and foreign countries, and as we facilitate sales by our customers to end users located in these states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of these states or foreign countries. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws may not currently apply to our business, could have a significant adverse effect on our business and operating results.

Obsolete Software

The software market is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. If we are unable to develop and introduce products or enhancements in a timely manner to meet these technological changes, we may not be able to successfully compete. In addition, our products may become obsolete, in which event we may not remain a viable business. Our market is susceptible to rapid changes due to technology innovation, evolving industry standards, and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of technical or product obsolescence. If we do not use leading technologies effectively, meet the challenges posed by emerging technologies or other architectures, continue to develop our technical expertise and enhance our existing products on a timely basis, we may be unable to compete successfully in this industry, which would adversely affect our business and results of operations.

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

See discussion in the first paragraph under Item 2.01 herein.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Board of Directors appointed Stewart York as the Chief Executive Officer and as a director of the Company. From February 2005 to December 2005 Mr. York was self employed as an IT consultant. From January 2001 to February 2005, Mr. York was the director of information technology for MicroMo Electronics, Inc., a motor and gear head manufacturer. Mr. York was self employed as the publisher of a weekly magazine from June 2002 to January 2003. From April 2001 to June 2002, Mr. York was the production systems manager for Tecstar Electronics, Inc., an airplane parts manufacturer. Mr. York was the Vice President of Operation for Andco Industries, Inc. an architectural signage company from May 1995 to April 2001.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS.

The transactions reported in Item 2.01 of this Current Report on Form 8-K/A have the effect of causing the Registrant to cease being a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. For a discussion of the transactions, see Item 2.01 herein and the content of Exhibit 99.1 filed as an exhibit to the Registrant’s filing on Form 8-K on February 2, 2006.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Purchase and Development Agreement Delta Insights, LLC and Horizon Holding Corporation dated January 31, 2006. This Exhibit 99.1 was filed as an exhibit to the Registrant’s filing on Form 8-K on February 2, 2006, and is incorporated herein by this reference.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Horizon Holdings Corporation

Dated: March 30, 2006	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer